May 22, 2014

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of 4Cable TV International, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated May 22, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

1660 Highway 100 South
Suite 500
St. Louis Park, Minnesota  55416
630.277.2330